Exhibit 99.1

LPATH RECEIVES $3 MILLION GRANT FROM THE NATIONAL EYE INSTITUTE

NEI’s BRDG-SPAN Award to Support Clinical Development of Lpath’s iSONEPTM Drug Candidate for Wet AMD

SAN DIEGO, July 30, 2010: Lpath, Inc. (OTC: LPTN) was awarded a $3.0 million grant by the National Eye Institute’s BRDG-SPAN Program to support Phase II clinical development of Lpath’s iSONEP™ in treating exudative (or wet) AMD and possibly other ocular disorders.

Lpath is the recognized category leader in lipidomics-based therapeutics, an emerging field of medicine that targets bioactive signaling lipids for treating a wide range of human disease. Lpath’s ImmuneY2™ drug-discovery engine has the unique ability to generate therapeutic antibodies that bind to and inhibit bioactive lipids that contribute to diseases like wet AMD.

The NEI’s BRDG-SPAN Program was created to provide grants of up to $3 million to accelerate the transition from the development to commercialization of innovative technologies that improve human health, advance the mission of NIH, and create significant economic stimulus. The program also aims to foster partnerships among a variety of R&D collaborators working toward these aims.

Dr. Roger Sabbadini, Lpath’s founder and chief scientific officer, commented: “Lpath is grateful to the NEI for its generosity and for recognizing the significant value of funding further clinical development of iSONEP. We believe this substantial financial commitment further validates Lpath’s novel approach of targeting bioactive lipids.”

Scott Pancoast, chief executive officer of Lpath, added, “Given how few of these grants are given, it is an honor to be a recipient. The award reflects the strength of our Phase I iSONEP data and the promise overall of our iSONEP program.”

About Wet AMD

Wet AMD is the leading cause of severe vision loss and blindness among older Americans. While Lucentis® and off-label use of Avastin®—the current leading treatment options for wet AMD—improve vision in many wet-AMD patients for a period of time, they do not represent the complete solution. Both of these drugs target a single growth factor, VEGF, and appear to exert most of their beneficial effect via an anti-permeability action resulting in resolution of retinal edema. However, the underlying choroidal neovascular (CNV) lesion does not regress much, if at all, and the chronic disease often continues to progress.

iSONEP, on the other hand, binds to and inhibits the function of S1P (sphingosine-1-phosphate). Growing evidence suggests that the bioactive lipid S1P could contribute to both the early and late stages of maladaptive retinal remodeling associated with wet AMD. S1P has a pronounced non-VEGF-dependent pro-

angiogenic effect and several other effects not exhibited by VEGF. For example, S1P stimulates migration, proliferation and survival of fibroblasts, endothelial cells, pericytes and inflammatory cells—the same cells that participate in the multiple maladaptive processes of wet AMD.

Therefore, inhibiting the action of S1P could be a novel and effective therapeutic treatment for wet AMD that may offer significant advantages over exclusively anti-VEGF approaches (or act synergistically with them) to address the complex processes and multiple steps that ultimately lead to vision loss.

About the iSONEP Phase I Study

Results from the iSONEP Phase I clinical trial were confirmatory in many respects. The most significant benefit observed was with the five patients diagnosed with some form of occult CNV (vs. classic CNV). Each of these five patients exhibited not only a positive biological response, but also a response that was independent of the effects seen with Lucentis and Avastin in wet-AMD patients.

Specifically, all of the occult patients with an active lesion (four of the five) exhibited a sizeable regression in their CNV lesion, with three of them exhibiting a reduction of greater than 75%. The CNV lesion is believed to be the underlying cause of the disease that eventually leads to degeneration of the macula, the area of the retina responsible for central vision. This type of clinical benefit is not typically seen with current treatments: published data suggest that, even with repeated Lucentis dosing, the total physical size of CNV lesion does not show much reduction, especially with a single dose (Heier JS et al. Ophthalmology. 2006;113:642e1-642.e4).

Another potential benefit for the patients with occult disease was the resolution of RPE detachment, a potentially serious condition that is often a part of the pathology of wet AMD. Of the two occult patients diagnosed with RPE detachment in the Phase 1 trial, both experienced complete or near-complete resolution of the condition. Based on published studies, neither Lucentis nor Avastin produces this type of clinical benefit with a single dose.

iSONEP’s non-overlapping effects relative to anti-VEGF therapeutics was predicted prior to our clinical trial. As Campochiaro et al. state in Journal of Cellular Physiology 2009 Jan; 218(1):192-8, “Since S1P may have both independent and overlapping effects with VEGF, it is a particularly appealing target…”

(Note: Due to the small sample size of the iSONEP Phase I study, all biological effects described above can only be characterized as correlative at this time; no causal relationship has yet been established, statistically or otherwise.)

About The BRDG-SPAN Program

This Biomedical Research, Development and Growth to Spur the Acceleration of New Technologies (BRDG-SPAN) Pilot Program, or “BRDG-SPAN,” is a new initiative funded by the American Recovery & Reinvestment Act of 2009. The program was created by the National Institutes of Health to address the funding gap between promising R&D and the transition to the market by contributing to the critical funding needed by applicants to pursue the appropriate milestones toward commercialization, including later-stage research activities. The program also aims to foster partnerships among a variety of research and development collaborators working toward these aims. For more information about the program, go to www.nlm.nih.gov/ep/brdgspan.html.

About the National Eye Institute

The National Eye Institute (NEI), which is part of the National Institutes of Health, leads the federal government’s research on the visual system and eye diseases. The NEI supports basic and clinical science programs that result in the development of sight-saving treatments. For more information, visit www.nei.nih.gov.

The National Institutes of Health (NIH) (the Nation’s Medical Research Agency) includes 27 Institutes and Centers and is a component of the U. S. Department of Health and Human Services. It is the primary Federal agency for conducting and supporting basic, clinical, and translational medical research, and it investigates the causes, treatments, and cures for both common and rare diseases. For more information about NIH and its programs, visit www.nih.gov

About Lpath

San Diego-based Lpath, a therapeutic antibody company, is the category leader in lipidomics-based therapeutics, an emerging field of medicine that targets bioactive signaling lipids for treating a wide range of human disease. Lpath’s ImmuneY2™ drug-discovery engine has the unique ability to generate therapeutic antibodies that bind to and inhibit bioactive lipids that contribute to disease. The company is currently advancing three drug candidates, two of which—ASONEP™ for cancer and iSONEP™ for wet AMD—have completed Phase I clinical trials and will soon begin Phase II trials. For more information, go to www.Lpath.com.

About Forward-Looking Statements

The Company cautions you that the statements included in this press release that are not a description of historical facts are forward-looking statements. These include statements regarding: the Company’s interpretation of the results of its Phase 1 clinical trial for iSONEP; the potential biological effects and indications for use of iSONEP; the market opportunity for iSONEP; and the Company’s ability to complete additional discover and development activities for drug candidates utilizing its proprietary ImmuneY2 drug discovery process. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the outcome of the final analyses of the data from the Phase 1 clinical trial may vary from the Company’s initial conclusions; the results of any future clinical trials for iSONEP may not be favorable and the Company may never receive regulatory approval for iSONEP or any of its drug candidates; and the Company’s ability to secure the funds necessary to support its clinical trial and product development plans. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.